Exhibit 24


CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated August 14, 2002 on the 2001 and 2000 consolidated financial statements of Stony's Trucking Company and Subsidiaries, which report is incorporated in this Form 8-K/A.


Youngstown, Ohio
September 9, 2002                       PACKER THOMAS